$300 Million Securitization and Special Dividend: Investor Presentation Exhibit 99.3

PDL Mission Manage patent portfolio Manage license agreements Optimize return for stockholders 2

Optimizing Return
Reduce expenses
Reduced staff to less than 10 persons
Relocated to Nevada to eliminate state taxes
Increase revenue
Audit existing licensees
Seek additional licenses
Monetization alternatives
Sale of some or all of royalties to royalty buyer
Royalty buy out/buy down by one or more of licensees
Securitization or high yield debt
Tax structure
No structure could be identified to improve tax efficiencies for federal tax purposes

Royalty Securitization Transaction
Initial Purchaser Purchase Agreement signed on Tuesday, October 27 with closing scheduled for Monday, November 2, 2009
The Notes have not been and will not be registered under the Securities Act of 1933, as amended
(the “Securities Act”), or under any applicable state securities laws and may not be offered or sold in the United States or to U.S. persons unless the Notes are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available.  Accordingly, the Notes have been initially offered and sold only to “qualified institutional buyers” under Rule
144A under the Securities Act and to “institutional accredited investors” under Rule 501(a)(1), (2),
(3) or (7) under the Securities Act who are non-U.S. persons in offshore transactions under
Regulation S under the Securities Act.
This presentation is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale in unlawful.

Securitization Terms
Issuer……………………..... QHP Royalty Sub LLC, Delaware limited liability company, initially 100% owned by PDL
Security…………………….. 60% of the Genentech royalties in Avastin, Herceptin, Xolair, Lucentis and future licensed products
Principal Amount………… $300 million
Coupon …………………….. 10.25% per annum
Loan Type………………….. Amortizing in relation to 60% of Genentech royalties
Loan-to-Value……………… 41.2%
Expected Closing Date…… Monday, November 2
Payment Dates…………….. March 15, June 15, September 15, and December 15 beginning on March 15, 2010
Expected Average Life…… 1.9 years based on sales, manufacturing and FX waterfall assumptions
Expected Final Maturity….. December 15, 2012 (3.1 years) based on sales, manufacturing and FX waterfall assumptions
Legal Maturity……………… March 15, 2015 (coincides with expected duration of royalty payments)
Non-Recourse……………... The obligation to pay debt service is an obligation solely of QHP and is without recourse to any other entity, except to the extent of the pledge of the equity in QHP by PDL
Redemption………………… The Notes have an optional redemption feature which allows QHP to redeem the Notes at any time with payment of a premium. The premium is calculated by the following formula: the greater of (x) the outstanding principal balance of the Notes being redeemed and (y) the present value, discounted at the applicable Treasury Rate plus 2.0%, of such principal payment amounts and interest (assuming the principal balances are amortized at the times and in the amounts set forth in Schedule B to the Indenture) plus, in each case, the accrued and unpaid interest to the redemption date on the Notes that are being redeemed.

60% of Genentech Royalties
Avastin
Treatment of metastatic colorectal cancer, advanced non-small cell lung cancer,
HER2- breast cancer, gliobastoma and renal cell carcinoma
2008 worldwide revenues of $4.9Bn and royalties of $75.9MM
Herceptin
Approved for the treatment of HER2+ patients in breast cancer, adjuvant node positive and node negative breast cancer
2008 worldwide revenues of $4.8Bn and royalties of $98.6MM
Lucentis
Treatment of (wet) advanced macular degeneration of the eye
2008 worldwide revenues of $1.8Bn and royalties of $27.9MM
Xolair
Treatment of moderate-to-severe persistent asthma
2008 worldwide revenues of $700MM and royalties of $13.9MM
Future Products
Other humanized antibodies commercialized by Genentech and under license from PDL while the securitization bond is outstanding

Schedule of Next Steps
Monday, November 2
Close of $300 million securitization, and issue closing press release
Wednesday, November 11
Board of Directors meeting to determine total amount of special dividend, record date and dividend payment date
Thursday, November 12
Announcement of total amount of special dividend, record date and dividend payment date
Record Date (likely early December)
Announcement of actual dividend to be paid on per share basis
Payment Date (in 2009)

Why Securitization?

Multiple operating strategies were evaluated based on relative IRR & NPV of dividends to stockholders
Securitization increases shareholder return
Allows PDL to leverage time value of money for the benefit of shareholders by returning sizable sum to shareholders now and using 60% of Genentech royalties to pay off the principal and interest on the securitization bond in the future
Recourse is limited to 60% of Genentech royalties so maintains upside optionality on total portfolio to PDL & limits some of downside risk
Transaction size allows PDL to continue to pay dividends in the future
Other monetization options proved to be less favorable at this time
PDL had discussions with potential buyers about buying some or all of our royalties
Securitization offers more advantageous terms and structure than those offered by potential buyers
We expect that conversations with potential royalty buyers will continue
Securitization does not limit future options
Option to pay off the securitization bond early if necessary for royalty sale or sale of company

Why $300 Million Securitization
Four Considerations
1. IRR to shareholders over life of the company
2. NPV of dividends returned to shareholders over the life of the company
3. Effect on 2023 and 2012 Convertible Notes
• Preferred not to trigger early repayment of either set of Notes
• Didn’t want to swap 2.00% - 2.75% money for 10.25% money
4. Control of Patent and License Assets
Optimal Figure
$300 million offered good balance among above considerations
Offered comparable or better IRR and NPV than other securitization /
monetization alternatives